Exhibit 99.1

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com
Investor Relations Contact: Ms. Elaine Ketchmere CCG Investor Relations Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

Cleantech Solutions International Announces Conference Call to Discuss Second Quarter 2011 Financial Results

WUXI, Jiangsu, China August 8, 2011 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries, announced today that it will conduct a conference call at 8:00 a.m. Eastern Time on Monday, August 15, 2011 to discuss results for the second quarter of fiscal 2011.

Mr. Fernando Liu, Chief Financial Officer and Mr. Yan Hua, Vice President, Operations, will host the conference call. The Company will release its financial results for the quarter ended June 30, 2011 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 395-5819. International callers should dial (706) 643-6986. When prompted, please enter conference passcode: 88552376.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on August 15, 2011 at 11:00 a.m. ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 88552376.

About Cleantech Solutions International
Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

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